EXHIBIT 10.3

2023 RESTRICTED STOCK UNITS
GRANT AGREEMENT

To: <first_name> <last_name>

By accepting your grant online through the Schwab Equity Award Center, you agree that these incentives are granted under and governed by the terms and conditions of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan (the “Plan”), and this 2023 Restricted Stock Units Grant Agreement (this “Agreement”), which is included in the online acceptance process. A copy of the Plan and the Prospectus relating to the stock issued under the Plan can be found at https://eac.schwab.com under the “At a Glance/My Company Info” tab in your Schwab account. The Plan and Prospectus are incorporated by reference and made a part of the terms and conditions of your award. If you would like to receive a paper copy of either the Plan or Prospectus, please contact __________ at ____________ or _______@bwxt.com.
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Effective <award_date> (the “Date of Grant”), the Compensation Committee of the Board of Directors (the “Committee”) of BWX Technologies, Inc. (“BWXT”) awarded you a grant of Restricted Stock Units (“RSUs”) under the Plan. The provisions of the Plan are incorporated herein by reference and capitalized terms used but not otherwise defined in this Agreement have the meanings given them in the Plan.

Any reference or definition contained in this Agreement shall, except as otherwise specified, be construed in accordance with the terms and conditions of the Plan and all determinations and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on you and your legal representatives and beneficiaries. The term “BWXT” as used in this Agreement with reference to employment or separation from service shall include subsidiaries of BWXT (including unconsolidated joint ventures). Whenever the words “you” or “your” are used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to your beneficiary, estate, or personal representative, to whom any rights under this Agreement may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

Restricted Stock Units

1.     RSU Award. You have been awarded <shares_awarded> RSUs. Each RSU represents a right to receive one Share after the vesting of such RSU, as set forth in Section 2 of this Agreement (the “Vesting Requirements” provision).

2.     Vesting Requirements. Subject to Section 3 of this Agreement (the “Forfeiture of RSUs” provision), the RSUs will become vested under one or more of the following circumstances, to the extent the RSUs have not previously vested or become forfeited as of the occurrence of such circumstance:

    in one-third (1/3) increments on the first, second and third anniversaries of the Date of Grant (the date of each, an “Anniversary Date”), provided you are still employed with BWXT;

    if your employment terminates due to Retirement (as defined below) on or after the first Anniversary Date and prior to the second Anniversary Date, the remaining outstanding and unvested RSUs vest in one-half increments on the second and third Anniversary Dates;

    if your employment terminates due to Retirement on or after the second Anniversary Date and prior to the third Anniversary Date, 100% of the then-outstanding and unvested RSUs vest on the third Anniversary Date;

    100% of the then-outstanding and unvested RSUs on the earlier of the following to occur prior to the third Anniversary Date: (a) your death, or (b) your Disability; and

    the Committee may provide for additional vesting under other circumstances, in its sole discretion.

In the event of a Change in Control that occurs prior to the vesting or forfeiture of the RSUs, the RSUs shall be treated as set forth in Article 16 of the Plan.

For purposes of this Agreement, the term “Retirement” means termination of your employment with BWXT (other than for Cause) after attaining (i) at least 60 years of age and (ii) at least [5 for key executives] [10] years of service with BWXT (with years of service calculated by reference from your “adjusted service date,” as determined by the Company).

3.     Forfeiture of RSUs. Except as otherwise provided in Section 2, RSUs which are not or do not become vested upon your termination of employment shall, coincident therewith, terminate and be of no force or effect.

In the event of termination of your employment for Cause, as determined in the sole judgment of the Committee, all RSUs and all rights or benefits awarded to you under this grant of RSUs are forfeited, terminated and withdrawn immediately upon notice of such determination. The Committee shall have the right to suspend any and all rights or benefits awarded to you hereunder pending its investigation and final determination with regard to such matters. The forfeiture provisions of this paragraph are in addition to the provisions under the heading “Clawback Provisions” below.

4.     Settlement of RSUs. If you have made a permitted deferral election with respect to the RSUs, then, subject to compliance with Section 409A of the Code (to the extent applicable), vested RSUs shall be paid to you in accordance with such deferral election. If you have not made a permitted deferral election with respect to the RSUs, vested RSUs shall be paid to you in the form of Shares within 10 days after each Anniversary Date. To the extent the RSUs are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code), the RSUs shall be paid on an accelerated basis on any of the following events, to the extent necessary to comply with Section 409A of the Code:

•the occurrence of a Change in Control, unless such Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code (a “409A Change in Control”);
•your separation from service (within the meaning of Section 409A of the Code) with BWXT within two years after a Change in Control that is a 409A Change in Control;
•your death; or
•your Disability.
5.     Dividend, Voting Rights and Other Rights. You shall have no rights of ownership in the Shares underlying the RSUs and shall have no right to vote such Shares until the date on which the Shares are transferred to you pursuant hereto. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become vested and are paid in accordance with Section 4 hereof or (b) the time when your right to receive Shares in payment of the RSUs is forfeited in accordance with Section 3 hereof, on the date that BWXT pays a cash dividend (if any) to holders of Shares generally, you shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs on which the dividend equivalents were credited, and such amounts shall be paid in cash (without interest) at the same time as the Shares underlying the RSUs to which they relate are delivered.

Taxes

6.     Liability for Tax-Related Items. Regardless of any action BWXT or your employer (the “Employer”) takes with respect to any or all federal, state, local or foreign taxes or other tax-related amounts (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that BWXT and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs, including the grant and vesting of RSUs, subsequent delivery of Shares or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate your liability for Tax-Related Items. To the extent that BWXT or the Employer is required to withhold Tax-Related Items in connection with any payment made to or benefit realized by you or another person with respect to the RSUs, you agree that, unless otherwise determined by the Committee, BWXT or the Employer will withhold Shares having a value equal to (A) the minimum statutory withholding amount permissible or (B) if approved by the Committee, a greater amount based on your election. In no event will the market value of the Shares to be withheld and/or delivered pursuant to this Section 6 to satisfy applicable Tax-Related Items exceed your estimated tax obligations attributable to the applicable transaction. To the extent that the amounts available to BWXT or the Employer for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that you or such other person make arrangements satisfactory to BWXT or the Employer, as applicable, for payment of the balance of such Tax-Related Items required to be withheld. The Shares withheld as described above shall be credited against any such withholding requirement at the fair market value of such Shares on the date the applicable benefit is to be included in your income.

If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, you understand that you will be deemed to have been issued the full number of Shares subject to the settled RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the RSUs. Notwithstanding anything herein to the contrary, if the Federal Insurance Contributions Act tax (“FICA Tax”) imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code becomes due with respect to any of the RSUs prior to the payment of such RSUs, BWXT or Employer will withhold from your cash compensation an amount sufficient to pay the FICA Tax with respect to such RSUs.

Transferability

7.     Non-Transferability. RSUs granted hereunder are non-transferable other than by will or by the laws of descent and distribution.

Clawback Provisions

8.     Recovery of RSUs.  In the event that BWXT is required to prepare an accounting restatement due to the material noncompliance of BWXT with any financial reporting requirement under the U.S. federal securities laws as a result of misconduct (a “Restatement”) and the Board reasonably determines that you knowingly engaged in the misconduct, BWXT will have the right to recover the RSUs granted during the three-year period preceding the date on which the Board or BWXT, as applicable, determines it is required to prepare the Restatement (the “Three-Year Period”), or vested in whole or in part during the Three-Year Period, or the proceeds related to the RSUs in the Three-Year Period, to the extent of any excess of what would have been granted to or would have vested for you under the Restatement.

9.     Recovery Process.  In the event a Restatement is required, the Board, based upon a recommendation by the Committee, will (a) review the RSUs either granted or vested in whole or in part during the Three-Year Period and (b) in accordance with the provisions of this Agreement and the Plan, will take reasonable action to seek recovery of the amount of such RSUs in excess of what would have been granted to or would have vested for you under the Restatement (but in no event more than the total amount of such RSUs), as such excess amount is reasonably determined by the Board in its sole discretion, in compliance with Section 409A of the Code.  There shall be no duplication of recovery under Sections 8 and 9 of this Agreement and any of 15 U.S.C. Section 7243 (Section 304 of The Sarbanes-Oxley Act of 2002) and Section 10D of the Exchange Act. The clawback provisions of this Agreement are in addition to the forfeiture provisions contained in Section 3 of this Agreement (under the heading “Forfeiture of RSUs”). Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time, or otherwise adopted after the Date of Grant for any reason, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Shares may be traded) (the “Compensation Recovery Policy”), and that Sections 8 and 9 of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

Other Information

10.    No Guarantee of Continued Service. Neither the action of BWXT in establishing the Plan, nor any action taken by it, by the Committee or by your employer, nor any provision of the Plan or this Agreement shall be construed as conferring upon you the right to be retained in the employ of BWXT.

11.    Adjustments. The RSUs evidenced by this Agreement are subject to adjustment as provided in Sections 4.3 and 17.2 of the Plan.

12.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by BWXT without your consent). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

13.    Electronic Delivery. BWXT may, in its sole discretion, deliver any documents related to the RSUs and your participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by BWXT or another third party designated by BWXT.

14.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.    Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

16.    Acknowledgement. You acknowledge that you (a) have received a copy of the Plan, (b) have had an opportunity to review the terms of this Agreement and the Plan, (c) understand the terms and conditions of this Agreement and the Plan and (d) agree to such terms and conditions.

17.    Country-Specific Special Terms and Conditions. Notwithstanding any provisions in this Agreement, the RSUs shall also be subject to the special terms and conditions set forth in Appendix A to this Agreement for your country of residence. Moreover, if you relocate to one of the countries included on Appendix A, the special terms and conditions for such country will apply to you, to the extent BWXT determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

18.    Notice to Governmental Authority. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents you from providing, without prior notice to BWXT, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the 1934 Act.

APPENDIX A
COUNTRY-SPECIFIC SPECIAL TERMS AND CONDITIONS
This Appendix A, which is part of the BWXT 2023 Restricted Stock Units Grant Agreement (the “Agreement”), contains additional and superseding terms and conditions of the Agreement that will apply to you if you reside in one of the countries listed below. It also includes information about certain other issues of which you should be aware with respect to your participation in the Plan. Such information is based on securities, exchange control, and other laws in effect in the respective countries as of February 2023. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Agreement. By accepting the RSUs, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you and your RSUs.
You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the RSUs were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

COUNTRIES COVERED BY THIS APPENDIX A:
Canada.

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CANADA

Terms and Conditions
1.     Canadian Residents. The following terms and conditions apply to you if you are (a) resident in or primarily reporting to work in a province or territory of Canada; or (b) subject to Canadian taxation under the Income Tax Act (Canada) (the “Tax Act”) and/or the taxing legislation of any province or territory of Canada.
2.    Additional Definitions. For the purposes of the Agreement (including, for clarity, this Appendix A):
(a)“Actively Employed” shall mean the period during which you actually perform work for the Company or its Affiliates, which shall be deemed to include: (i) any period of vacation, paid time off or approved leave of absence; and (ii) any period constituting the minimum notice of termination period that is required to be provided to you, if any, pursuant to the employment standards legislation that is applicable to you (if any), but shall exclude any other period, including any period of reasonable notice at common law, that follows or ought to have followed the later of: (A) the end of such minimum statutory notice period; or (B) your last day of performing work for the Company and its Affiliates (including any period of paid time off or approved leave of absence), whether arising from a contractual or common law right;
(b)“Cause” means: (i) your wilful misconduct, disobedience or wilful neglect of duty that is not trivial and that has not been condoned by the Company or its Affiliates; or (ii) the occurrence of such other event or circumstances as would permit the termination of your employment without notice, payment in lieu of notice, and severance pay (if applicable) under the applicable employment standards legislation; and

(c)“Termination Date” means the last day upon which you are Actively Employed with the Company or an Affiliate, whether such date is selected by you or unilaterally by the Company or an Affiliate.
3.    Vesting Requirements. Section 2 of the Agreement (the “Vesting Requirements” provision) is deleted in its entirety and replaced with the following:
“Subject to Section 3 of this Agreement (the “Forfeiture of RSUs” provision), the RSUs will become vested under one or more of the following circumstances, to the extent the RSUs have not previously vested or become forfeited as of the occurrence of such circumstance:
(a)the RSUs will vest in one-third (1/3) increments on the first, second and third anniversaries of the Date of Grant (the date of each anniversary, an “Anniversary Date”), provided that, except as otherwise set out herein, you must be and remain Actively Employed (as defined herein) with BWXT or an Affiliate on the applicable Anniversary Date;
(b)if your employment terminates due to Retirement (as defined herein) and the Termination Date (as defined herein) is on or after the first Anniversary Date and prior to the second Anniversary Date, the remaining outstanding and unvested RSUs will vest in one-half (1/2) increments on the second and third Anniversary Dates;
(c)if your employment terminates due to Retirement and the Termination Date is on or after the second Anniversary Date and prior to the third Anniversary Date, 100% of the then-outstanding and unvested RSUs will vest on the third Anniversary Date;
(d)if your employment terminates prior to the third Anniversary Date as a result of: (i) your death; or (ii) your Disability and the Termination Date is prior to the third Anniversary Date, then 100% of the then-outstanding and unvested RSUs will vest on the Termination Date; and
(e)the Committee may provide for additional vesting under other circumstances, in its sole discretion.
In the event of a Change in Control that occurs prior to the vesting or forfeiture of the RSUs, the RSUs shall be treated as set forth in Article 16 of the Plan.
For the purposes of this Agreement, the term “Retirement” means the voluntary termination of your employment with BWXT or its Affiliate (other than for Cause) after attaining (i) at least 60 years of age and (ii) at least [5 for key executives] [10] years of service with BWXT and its Affiliates (with years of service calculated by reference from your “adjusted service date,” as determined by the Company).”
4.    Forfeiture of RSUs. Section 3 of the Agreement (the “Forfeiture of RSUs” provision) is deleted in its entirety and replaced with the following:
“Except as otherwise provided in Section 2, all RSUs which are not, or do not become, vested as of the Termination Date shall, coincident therewith, terminate and be of no force or effect as of the Termination Date.
In the event that your employment is terminated for Cause, as determined in the sole judgment of the Committee, then all RSUs and all rights or benefits awarded to you under this grant of RSUs are forfeited, terminated and withdrawn immediately upon the Termination Date. The Committee shall have the right to suspend any and all rights or benefits awarded to you hereunder pending its investigation and final determination with regard to such matters. The forfeiture provisions of this paragraph are in addition to the provisions under the heading “Clawback Provisions” below.”
5.    Nature of Grant. In accepting the grant of RSUs, you acknowledge and agree that:

(a)the Plan is established voluntarily by BWXT, is discretionary in nature and may be modified, amended, suspended or terminated by BWXT at any time and from time to time;

(b)the grant of the RSUs is voluntary and occasional and, except as expressly required by the applicable employment standards legislation, does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c)all decisions with respect to future RSUs grants, if any, will be at the sole discretion of BWXT;

(d)you are voluntarily participating in the Plan;

(e)the RSUs and the Shares subject to the RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to BWXT or the Employer, and which is outside the scope of your employment contract, if any;

(f)the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)except as expressly required by the applicable employment standards legislation, the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should the RSUs be considered as compensation for, or relating in any way to, past services for BWXT, the Employer, or any Subsidiary;

(h)the RSUs and your participation in the Plan will not be interpreted to form an employment contract or relationship with BWXT or any Subsidiary (other than the Employer);

(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)in consideration of the grant of the RSUs, and except to the minimum extent prohibited by the employment standards legislation as may be applicable to you, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of your employment with BWXT or the Employer (for any reason whatsoever) and you irrevocably release BWXT and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waive any entitlement to pursue such claim;

(k)BWXT and its Subsidiaries (including the Employer) reserve the right to terminate the employment of any person, regardless of the effect of such termination of employment on entitlements under the Agreement. You hereby waive, and irrevocably release BWXT and its Subsidiaries (including the Employer) from, any claim or entitlement to compensation or damages that may arise from any forfeiture of the RSUs as a result of the cessation of vesting on and after the Termination Date; notwithstanding the foregoing, if your service terminates due to certain termination events as described in this Agreement, the RSUs will be fully vested;

(l)the RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(m)You acknowledge and agree that you have no entitlement to this award of RSUs until such time as the award is accepted by you through your execution of this Agreement.
6.     Liability for Tax-Related Items. Section 6 of the Agreement (the “Liability for Tax-Related Items” provision) is deleted in its entirety and replaced with the following:

“Liability for Tax-Related Items. Regardless of any action BWXT or your employer (the “Employer”) takes with respect to any or all federal, state, provincial, local, foreign, social insurance, payroll or other taxes (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that BWXT and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs, including the grant and vesting of RSUs, subsequent delivery of Shares or the subsequent sale of any Shares acquired pursuant to such RSUs and any dividend equivalent (if any) and (ii) do not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate your liability for Tax-Related Items. To the extent that BWXT or the Employer is required to withhold Tax-Related Items in connection with any payment made to or benefit realized by you or another person with respect to the RSUs, you agree that, unless otherwise determined by the Committee, BWXT or the Employer will withhold Shares having a value equal to (A) the minimum statutory withholding amount permissible or (B) if approved by the Committee, a greater amount based on your election. In no event will the market value of the Shares to be withheld and/or delivered pursuant to this Section 6 to satisfy applicable Tax-Related Items exceed your estimated tax obligations attributable to the applicable transaction. Furthermore, you may withdraw such agreement to withhold Shares at any time, provided that you make advance arrangements satisfactory to BWXT and the Employer to satisfy the withholding of Tax-Related Items as and when they become due. To the extent that the amounts available to BWXT or the Employer for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that you or such other person make arrangements satisfactory to BWXT or the Employer, as applicable, for payment of the balance of such Tax-Related Items required to be withheld. Any Shares withheld as described above shall be credited against any such withholding requirement at the fair market value of such Shares on the date the applicable benefit is to be included in your income.

If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, you understand that you will be deemed to have been issued the full number of Shares subject to the settled RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the RSUs. Notwithstanding anything herein to the contrary, if the Federal Insurance Contributions Act tax (“FICA Tax”) imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code becomes due with respect to any of the RSUs prior to the payment of such RSUs, BWXT or Employer will withhold from your cash compensation an amount sufficient to pay the FICA Tax with respect to such RSUs.

7.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement, the Plan and any other award materials by and among, as applicable, the Employer, BWXT, and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

    You understand that BWXT and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in BWXT, details of all awards or any other entitlement to Shares granted, canceled, purchased, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
    You understand that Data will be transferred to any third parties assisting BWXT with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize BWXT and any other possible recipients which may assist BWXT (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

8.     Language Consent. The following provision will apply to residents of Quebec:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

9.    Dividend Equivalents Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or this Agreement, any dividend equivalents credited shall be in the form of additional RSUs that are subject to the same terms and conditions, including vesting and time of settlement, as the RSUs to which they relate and shall only be settled in Shares.

10.    RSUs Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or this Agreement, the Company shall not have the right unilaterally to cause you to surrender all or a portion of your RSUs for cash in lieu of Shares (including with respect to cash amounts required to satisfy Tax-Related Items). However, from time to time, the Committee may provide you with the right to elect (which right may be time-limited and/or tied to the occurrence of contingent events, at the Committee’s sole discretion) to surrender such RSUs for a cash compensation payment. Any RSUs that you have not elected to be surrendered for cash compensation shall only be settled in Shares or, if so determined by the Committee and communicated to you in advance, forfeited.

11.    Form of Payment. Notwithstanding any language to the contrary in the Plan, you are prohibited from surrendering Shares that you already own or from attesting to the ownership of Shares to pay any tax withholding in connection with RSUs granted to you.

12.    No Fractional Shares. Notwithstanding anything to the contrary in the Plan, no payment or other compensation shall be provided with respect to fractional Shares, which shall be rounded down to the nearest whole number of Shares.

Notifications
13.    Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in the Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that BWXT is a foreign issuer that is not public in Canada and the sale of the Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily resident in Canada.

14.    Tax Reporting. You acknowledge that the Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares, options, restricted stock units, and performance-based restricted stock units) exceeds Cdn.$100,000. You acknowledge having had the opportunity to consult your own tax advisor regarding this reporting requirement and agree that such requirement is solely your responsibility.
15.    Non-Qualified Security. In the event that BWXT or the Employer is at any time concurrent with a grant of an RSU a “specified person” as defined in subsection 110(0.1) of the Tax Act, each Share subject to such RSU is hereby designated a “non-qualified security” within the meaning of section 110 of the Tax Act.